Selway Capital Acquisition Corporation (OTC: SWCA) Closes Its Business Combination With Healthcare Corporation of America (HCCA)

April 10, 2013, New York - Selway Capital Acquisition Corporation announces the completion of its business combination with Healthcare Corporation of America (HCCA). As a result, the combined company’s Series C common shares will begin trading on the OTC Bulletin Board under the symbol SWCAL on Thursday, April 11. In addition, the combined company's units will be mandatorily separated into its component Series A common stock and warrants, and the combined company's Series A common stock (including the Series A common stock underlying the units) will cease to trade and be automatically converted to Series B common stock, which will commence trading under a to be announced symbol on Thursday, April 11, 2013.

HCCA is one of the fastest growing Pharmacy Benefit Managers (PBMs) in the United States. Formed in 2008 in Denville, New Jersey, HCCA is a full-service transparent pricing pharmacy benefit management (“PBM”) company. PBMs administer prescription drug programs for employers and aggregate buying powers to gain access to lower drug pricing. A transparent PBM maximizes customer savings through full disclosure and rebate sharing. HCCA also offers a variety of additional products including mail order pharmacy services.

Yaron Eitan, President and CEO of Selway, said: "We are excited about becoming part of this unique growth story. HCCA has an innovative approach to address real issues in a large and growing market. We look forward to assisting our new Chairman and CEO, Gary Sekulski, in pursuing his ongoing growth strategy. We firmly believe that the continued implementation of that strategy will deliver superior results for our shareholders in the years to come."

Aegis Capital Corp. acted as lead book-running manager and Chardan Capital Markets, LLC acted as co-book-running manager in Selway’s initial public offering.

Chardan acted as the sole M&A advisor to HCCA.

Business Highlights

Healthcare Corporation of America is a rapidly growing pharmacy benefit manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of drug care. It administers prescription drug benefit programs for employers who contract with it in order to provide this component of healthcare benefits to their employees. A growing customer base includes commercial clients of various sizes and industries, business associations and trade groups, local government entities, labor unions, charitable and non-profit organizations, and third-party administrators of self-insured benefit plans. The business model is firmly based on price transparency and proactive benefit cost management. The company operates in the marketplace under the name of its subsidiary, Prescription Corporation of America, or PCA.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the combined company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The combined company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the combined company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the combined company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the combined company does not assume a duty to update these forward-looking statements.

Pre-commencement Communication; No Offer to Purchase

The combined company plans to conduct a post-closing tender offer so its public shareholders have the opportunity to convert their shares and participate in the transaction. The combined company will file the necessary documents with the Securities and Exchange Commission within thirty days after the closing of the business combination. The planned tender offer described herein for shares of the combined company has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy such shares will be made pursuant to an offer to purchase and related materials that the combined company intends to file with the Securities and Exchange Commission (the “SEC”) following the closing of the business combination. At the time the offer is commenced, the combined company will file a tender offer statement on Schedule TO and other offer documents with the SEC. The tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all holders of the combined company shares subject to the tender offer when available. In addition, all of these materials (and all other materials filed by Selway with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Holders of the combined company's shares subject to the tender offer are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the business combination and the parties to the business combination.

Edmundo Gonzalez

Selway Capital Acquisition Corporation

(646) 421-6667